                                                                EXHIBIT 99.1


Contact:

  VerticalNet, Horsham
  Gene S. Godick, Chief Financial Officer, 215/315-3116 ggodick@verticalnet.com or
  Muriel Lange, Director of Investor Relations
  215/315-3367
  mlange@verticalnet.com
  or
  The Poretz Group, Investor Relations
  Esther Smith, 703/506-1778 x225
  esther@poretz.com
  or
  Peppercom, Media
  Peter Harris, 212/931-6112
  pharris@peppercom.com


Company Press Release

     VerticalNet Announces Proposed $125 Million Convertible Debt Offering

HORSHAM, Pa.--Sept. 9, 1999--VerticalNet, Inc. (Nasdaq:VERT) today announced that it intends to offer, subject to market and other conditions, $125 million of aggregate principal amount of convertible debentures due 2004 in a private placement under Rule 144A of the Securities Act of 1933. The offering, which may include an over-allotment option, will be made only to qualified institutional buyers and to a limited number of institutional accredited investors and has not been registered and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

VerticalNet(R) expects to use the proceeds for (i) investments in, and enhancement of, features and services in its portfolio of vertical trade communities; (ii) acquisitions of additional vertical trade communities; (iii) the development and acquisition of technologies and companies; (iv) the acquisition of electronic marketplaces, exchanges and auction places of Internet and traditional companies; (v) the development of its international strategy; and (vi) for general corporate purposes.

VerticalNet, Inc. (www.verticalnet.com), owns and operates 47 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce.

They are grouped into 10 sectors: ADVANCED TECHNOLOGIES: Aerospace Online, ComputerOEM Online, Embedded Technology.com; Medical Design Online, PlantAutomation.com, Test and Measurement.com; COMMUNICATIONS: Digital Broadcasting.com, Fiber Optics Online, Photonics Online, Premises Networks.com, RF Globalnet, Wireless Design Online; ENVIRONMENTAL: ElectricNet.com, Pollution Online, Power Online, Public Works Online, Pulp and Paper Online, Safety Online, Solid Waste Online, Water Online; FOOD AND PACKAGING: Bakery Online, Beverage Online, Dairy Network.com, Food Ingredients Online, Food Online, Meat and Poultry Online, Packaging Network.com; FOODSERVICE/ HOSPITALITY: Foodservice Central.com; HEALTHCARE: E-Dental.com, Hospital Network.com, Nurses.com; MANUFACTURING AND METALS: Machine Tools Online, Metrology World.com, Surface Finishing.com, Tooling Online; PROCESS: Adhesives and Sealants.com, Chemical Online, Hydrocarbon Online, Paint and Coatings.com, Pharmaceutical Online, Semiconductor Online, Oil and Gas Online; SCIENCE: Bioresearch Online, Drug Discovery Online, Laboratory Network.com; SERVICE: HR Hub.com, Property and Casualty.com.

This announcement contains forward-looking statements that involve risks and uncertainties, including information contained in this document where statements are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates" or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements are set forth in filings that the Company has made with the SEC, including the Company's most recent reports on Forms 10-K and 10-Q and its Prospectus dated Feb. 10, 1999.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering sold would be unlawful.

VerticalNet is the registered trademark of VerticalNet, Inc. All other names are trademarks and/or registered trademarks of their respective owners.